EX.99.S

Calculation of Filing Fee Tables

Form N-2

(Form Type)

CBRE Global Real Estate Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Other	Subscription Rights to Purchase Common Shares (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares of Beneficial Interest, par value $0.001 per share	Rule 429	29,517,416	$4.78(4)
	Total Offering Amounts					$141,093,391		$20,590.35(5)	N-2SAR	333-269889	February 21, 2023	$20,590.358(5)
	Total Fees Previously Paid							$20,590.35(5)
	Total Fee Offsets							$0
	Net Fee Due							$0
(1)	An indeterminate number of common shares is being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(3)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of subscription rights to purchase common shares, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.
(4)	Based on the average of the high and low prices for the Trust’s Common Shares as reported on the New York Stock Exchange, Inc. on February 2, 2026.
(5)	Pursuant to Rule 429 under the Securities Act of 1933, filing fee previously paid on unsold securities from the prior registration statement and being carried forward to this registration statement. Fee based on the average of the high and low prices for the Trust’s Common Shares as reported on the New York Stock Exchange, Inc. on September 11, 2024 for 40,000,000 common shares with a total offering amount of $254,400,000 at a fee rate of $110.20 with a proposed maximum offering price per unit of $6.36.